Exhibit 99.1

SemiLEDs Reports Third Quarter Fiscal Year 2017

Financial Results

Hsinchu, Taiwan (July 12, 2017) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced its financial results for the third quarter of fiscal year 2017, ended May 31, 2017.

Revenue for the third quarter of fiscal 2017 was $2.1 million, a 15% increase compared to $1.8 million in the second quarter of fiscal 2017. GAAP net loss attributable to SemiLEDs stockholders for the third quarter of fiscal 2017 was $1.6 million, or a net loss of $0.45 per diluted share, compared to a loss of $1.1 million, or a net loss of $0.32 per diluted share for the second quarter of fiscal 2017. The GAAP net loss of $1.6 million for the third quarter of fiscal 2017 included impairment loss of $352 thousand pertained to cost method investment.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the third quarter of fiscal 2017 was $1.2 million, or a net loss of $0.34 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $1.1 million, or a net loss of $0.30 in the second quarter of 2017.

GAAP gross margin for the third quarter of fiscal 2017 was negative 9%, compared with gross margin for the second quarter of fiscal 2017 of breakeven. Operating margin for the third quarter of fiscal 2017 was negative 61%, compared with negative 62% in the second quarter of fiscal 2017. The Company’s cash and cash equivalents was $3.1 million at May 31, 2017, compared to $4.1 million at the end of the second quarter of fiscal 2017. Cash used in operating activities was $0.9 million in the third quarter of fiscal 2017, compared with $0.6 million in the second quarter of fiscal 2017.

We expect revenue for the fourth quarter ending August 31, 2017 to be approximately $2.2 million +/- 10%.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, horticulture, architectural lighting and entertainment lighting. SemiLEDs sells blue, white, green and UV LED chips.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial measures that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following items required to be included by GAAP: non-cash stock-based compensation charges, non-cash impairment charges on investment and the related tax effect, if any. In addition to the non-GAAP financial measures discussed above, SemiLEDs also uses free cash flow as a measure of operating performance. Free cash flow represents cash provided by operating activities less capital expenditures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projection of future revenues, any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Christopher Lee

Chief Financial Officer

SemiLEDs Corporation

+886-37-586788

investor@semileds.com

SEMILEDS CORPORATION AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars)

	May 31,	February 28,
	2017	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,137	$4,068
Accounts receivable (including related parties), net	1,277	1,075
Inventories	3,369	3,782
Prepaid expenses and other current assets	537	589
Total current assets	8,320	9,514
Property, plant and equipment, net	8,558	8,588
Intangible assets, net	63	63
Investments in unconsolidated entities	995	1,330
Other assets	361	368
TOTAL ASSETS	$18,297	$19,863
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current installments of long-term debt	$335	$327
Accounts payable	837	1,079
Advance receipt toward the convertible note	500	500
Accrued expenses and other current liabilities	5,437	5,242
Total current liabilities	7,109	7,148
Long-term debt, excluding current installments	2,484	2,521
Total liabilities	9,593	9,669
Commitments and contingencies
EQUITY:
SemiLEDs stockholders’ equity
Common stock	—	—
Additional paid-in capital	175,568	175,548
Accumulated other comprehensive income	3,733	3,634
Accumulated deficit	(170,597)	(169,011)
Total SemiLEDs stockholders’ equity	8,704	10,171
Noncontrolling interests	—	23
Total equity	8,704	10,194
TOTAL LIABILITIES AND EQUITY	$18,297	$19,863

SEMILEDS CORPORATION AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended
	May 31,	February 28,
	2017	2017
Revenues, net	$2,111	$1,830
Cost of revenues	2,297	1,823
Gross profit (loss)	(186)	7
Operating expenses:
Research and development	257	195
Selling, general and administrative	879	941
Gain on disposals of long-lived assets	(33)	—
Total operating expenses	1,103	1,136
Loss from operations	(1,289)	(1,129)
Other income (expenses):
Impairment loss on investment	(352)	—
Equity in loss from unconsolidated entities	—	(2)
Interest expenses, net	(9)	(8)
Other income, net	29	20
Foreign currency transaction gain (loss), net	35	(30)
Total other income (expenses), net	(297)	(20)
Loss before income taxes	(1,586)	(1,149)
Income tax expense	—	—
Net loss	(1,586)	(1,149)
Less: Net loss attributable to noncontrolling interests	—	(7)
Net loss attributable to SemiLEDs stockholders	$(1,586)	$(1,142)
Net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	$(0.45)	$(0.32)
Shares used in computing net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	3,544	3,532

SEMILEDS CORPORATION AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(In thousands of U.S. dollars, except per share data)

	Three Months Ended
	May 31,	February 28,
Non-GAAP Net Loss	2017	2017
GAAP net loss attributable to SemiLEDs stockholders	$(1,586)	$(1,142)
Adjustments:
Stock-based compensation expense	43	81
Impairment loss related to cost method investment	352	—
Income tax effect	—	—
Non-GAAP net loss attributable to SemiLEDs stockholders	$(1,191)	$(1,061)
Diluted net loss per share attributable to SemiLEDs stockholders:
GAAP net loss	$(0.45)	$(0.32)
Non-GAAP net loss	$(0.34)	$(0.30)

	Three Months Ended
	May 31,	February 28,
Free Cash Flow	2017	2017
Net cash used in operating activities	$(858)	$(638)
Less: Capital expenditures	61	20
Total free cash flows	$(919)	$(658)